EXHIBIT 5.1
Alston & Bird llp
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
404-881-7000
Fax: 404-881-7777
www.alston.com
August 17, 2006
Adams Respiratory Therapeutics, Inc.
4 Mill Ridge Lane
Chester, New Jersey 07930

Re:	Adams Respiratory Therapeutics, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Adams Respiratory Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced registration statement (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), up to 10,025,235 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), to be sold by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”).
     This opinion letter is rendered pursuant to Item 601(b)(5) of the Commission’s Regulation S-K and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.
     We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the stockholders of the Company deemed by us to be relevant to this opinion letter, the Registration Statement, certificates of officers of the Company, certificates of public officials, and such other agreements, corporate records and documents as we have deemed appropriate for the purpose of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed appropriate for purposes of expressing the opinions set forth herein.
     As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Selling Stockholders and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent

Bank of America Plaza	90 Park Avenue	3201 Beechleaf Court, Suite 600	The Atlantic Building
101 South Tryon Street, Suite 4000	New York, NY 10016	Raleigh, NC 27604-1062	950 F Street, NW
Charlotte, NC 28280-4000	212-210-9400	919-862-2200	Washington, DC 20004-1404
704-444-1000	Fax: 212-210-9444	Fax: 919-862-2260	202-756-3300
Fax: 704-444-1111			Fax: 202-756-3333

Adams Respiratory Therapeutics, Inc.
August 17, 2006

investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.
     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).
     Our opinions set forth below are limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.
     The only opinions rendered by us consist of those matters set forth in the immediately following paragraph, and no opinions may be implied or inferred beyond the opinions expressly stated.
     Based on the foregoing, it is our opinion that as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Alston & Bird llp
/s/ J. Vaughan Curtis
A Partner